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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 33-35299, No. 333-35829, No. 333-58906 and No. 333-105604 on Form S-8, and No. 333-49893 on Form S-3 of our report dated September 15, 2005 relating to the financial statements and financial statement schedule of The Neiman Marcus Group, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended July 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 15, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM